Exhibit 99.2

CONTACT:

Laura Parker

512-681-8441

lparker@tippingpoint.com

TippingPoint Technologies Appoints Adam Chibib to Chief Financial Officer

Chibib Brings Extensive Financial and Operational Experience to Expanding Business

AUSTIN, Texas—Jan. 12, 2004—TippingPoint Technologies, Inc. (NASDAQ: TPTI), the leaders in high-speed intrusion prevention, today announced the appointment of Adam Chibib to chief financial officer (CFO). Mr. Chibib replaces Michael Rapisand who has been TippingPoint’s CFO since December 2002.

Chibib joins TippingPoint Technologies from Sun Microsystems via its recent acquisition of Waveset Technologies where he served as CFO. Prior to Waveset, Mr. Chibib was co-founder and CFO of BroadJump, Inc., a privately held broadband software company based in Austin, Texas. While at BroadJump, revenue grew by more than 130 percent during one of the most challenging economic climates in the communications industry.

“On behalf of TippingPoint Technologies, I am excited that Adam has accepted this position,” said TippingPoint’s Chief Executive Officer Kip McClanahan. “Adam’s strengths in aligning corporate goals with operational strategies and pairing risk management initiatives with accelerated growth plans will help TippingPoint achieve its financial goals in 2004 and beyond.”

Prior to co-founding BroadJump, Mr. Chibib served as controller for Tivoli Systems, Inc. where he was responsible for the worldwide accounting function of the $1 billion software company. Previously, Chibib served as a Technology Industry Group manager with Price Waterhouse, LLP, where he successfully completed the initial public offering for Xetel Corporation. Chibib also served within the Coopers & Lybrand, LLP financial advisory services group.

“TippingPoint has established itself as the leader in the intrusion prevention market,” said Mr. Chibib. “2004 promises to be a year of accelerated opportunity for the company. I look forward to joining the team.”

Chibib has received numerous awards including the 2002 Ernst & Young Entrepreneur of the Year Award. In 2001, he helped BroadJump achieve Deloitte & Touche’s “50 Fastest Growing Companies.” Chibib is also an active member of the American Red Cross of Central Texas’ Finance Committee. Chibib holds a Bachelor of Business Administration

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in Accounting from The University of Texas at Austin and is a Certified Public Accountant.

About TippingPoint Technologies

TippingPoint Technologies is the leading provider of network-based intrusion prevention systems that deliver in-depth protection and attack eradication for corporate enterprises, government agencies, service providers and academic institutions. This innovative approach offers customers an effective network-based security solution with unrivaled economics, ultra-high performance, scalability and reliability. TippingPoint is based in Austin, Texas and can be contacted through its Web site at www.tippingpoint.com or by telephone at 1-88UNITYONE.

TippingPoint Technologies, the TippingPoint logo, UnityOne, the UnityOne logo and Digital Vaccine are registered trademarks of TippingPoint Technologies, Inc.

TippingPoint Forward-Looking Statements

This announcement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to significant risks and uncertainties. Although the company believes that the expectations reflected in its forward-looking statements are reasonable, the company can give no assurance that such expectations or any of their forward-looking statements will prove to be correct, and future results may differ from those discussed in this press release. Important information regarding the factors that may affect the company’s future performance is included in its public reports that it files with the Securities and Exchange Commission. The company disclaims any intention or obligation to revise any forward-looking statements whether as a result of new information, future event, change in expectations, conditions or circumstances, or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this release does not constitute an admission by the company or any other person that the events or circumstances described in such statement are material.

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